UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard. Transfer of Listing.

Youngevity International, Inc. (the “Company”) received notice on November 18, 2020 from the Nasdaq Hearings Panel (the “Panel”) that it has determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) based upon the Company’s non-compliance with the filing requirements set forth in Nasdaq Listing Rule 5250(c)(1) for failing to file its Form 10-K for the year ended December 31, 2019, and Forms 10-Q for the periods ended March 31, 2020 and June 30, 2020. As a result of the Panel’s decision, Nasdaq will suspend trading in the Company’s securities effective at the open of business on Friday, November 20, 2020 and indicated that it intends to file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”), notifying the SEC of Nasdaq’s determination to remove the Company’s common shares from listing on Nasdaq under Section 12(b) of the Securities Exchange Act of 1934, as amended. The formal delisting of the Company’s common shares from Nasdaq will become effective ten days after the Form 25 is filed. In connection with the suspension of trading on The Nasdaq Capital Market, the Company expects that its common stock and Series D preferred stock will trade under its current trading symbols YGYI and YGYIP on the OTC Markets system effective with the open of the markets on Friday, November 20, 2020.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: November 19, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Investment Officer